Exhibit 99.1
ManTech Announces Financial Results for
Third Quarter of 2021

•Revenue: $638 million
•EBITDA Margin: 11.4%
•Diluted EPS: $0.93, up 27% from the third quarter of 2020
•Adjusted Diluted EPS: $1.01, up 22% from the third quarter of 2020
•Cash Flow from Operations: $139 million (3.6 times Net Income)
•Bookings of $716 million resulting in a book-to-bill ratio of 1.1
•Gryphon Technologies acquisition expands digital and systems engineering capabilities across the Department of Defense

HERNDON, Va., November 2, 2021 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the third quarter of fiscal year 2021, which ended September 30, 2021.

"In the third quarter, we delivered strong profitability and robust cash flow. However, we experienced revenue growth below expectations during the quarter as we continue to navigate a complex industry operating environment over the near term. The fundamental drivers for our long-term growth remain favorable and we are focused on leveraging our differentiated portfolio and capabilities to convert on our pipeline. We are pleased to deploy capital to create shareholder value. The acquisition of Gryphon Technologies further strengthens our long-term competitive position, adding differentiated digital and systems engineering capabilities across the Department of Defense," said ManTech Chairman, Chief Executive Officer and President Kevin M. Phillips.

Summary Operating Results

	Three months ended September 30,
(In Millions Except Per Share Amounts)	2021	2020
Revenue	$637.8	$636.2
Operating Income	$53.3	$39.3
Net Income	$38.0	$29.7
Diluted EPS	$0.93	$0.73

Non-GAAP Financial Measures*
EBITDA	$72.8	$57.5
EBITDA Margin	11.4%	9.0%
Adjusted Net Income	$41.3	$33.6
Adjusted Diluted EPS	$1.01	$0.83
*Information about ManTech's use of non-GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with GAAP, is provided under "Non-GAAP Financial Measures."

Revenue was $638 million, flat compared to the third quarter of 2020.

Operating income was $53.3 million for the quarter, up 35% from the third quarter of 2020. Net income was $38.0 million and diluted earnings per share ("EPS") was $0.93, up 28% and 27% from the third quarter of 2020, respectively.

EBITDA was $72.8 million for the quarter, up 27% from the third quarter of 2020, representing an EBITDA margin of 11.4% for the quarter. Adjusted net income was $41.3 million and adjusted diluted EPS was $1.01, up 23% and 22% from the third quarter of 2020, respectively.

Cash Management and Capital Deployment

For the quarter, cash from operations totaled $139 million. Days sales outstanding (DSO) were 55 days, an increase of 1 day compared to the third quarter of 2020.

During the quarter, the Company paid $15.5 million, or $0.38 per share, as part of its regular cash dividend program to its common stockholders of record as of September 10, 2021. As of September 30, 2021, the Company had $145.4 million in cash and cash equivalents and no outstanding borrowings under its revolving-credit facility and delayed draw term loan facility. The Company has ample financial capacity to continue funding organic investments, pursue growth-oriented acquisitions and issue dividends while maintaining a strong balance sheet.

The Board of Directors has declared a quarterly dividend of $0.38 to be paid December 17, 2021, to all common stockholders of record as of December 3, 2021, as part of the Company's regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $716 million in the quarter, representing a book-to-bill ratio of 1.1. ManTech's notable single-award contracts in the quarter include:

•Systems Engineering and Integration for the U.S. Space Force. ManTech was awarded a 10-year contract totaling $476 million to continue its support for a wide array of mission critical space launch programs with launch service integration, fleet surveillance and certification for space and missile systems.

•Naval Submarine and Surface Signature Silencing Programs for the Navy. ManTech was awarded a 5-year contract totaling $51 million to continue providing engineering services, data collection, reduction, analysis and reporting for submarine and surface ship acoustical trials.

The Company also received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers.

The Company’s backlog of business at quarter end was $10.1 billion including $1.3 billion of funded backlog.

Forward Guidance

The Company is adjusting the range of its 2021 guidance for revenue, adjusted net income and adjusted diluted earnings per share as specified in the table below.

Measure	Fiscal 2021 Guidance
Revenue (million)	$2,550 - $2,575
Adjusted Net Income* (million)	$150.2 - $152.2
Adjusted Diluted EPS*	$3.66 - $3.71
*Information about ManTech's use of non-GAAP financial measures is provided under "Non-GAAP Financial Measures"

Adjusted net income and adjusted diluted EPS exclude amortization of acquired intangibles and the related tax impact. The Company does not provide a reconciliation of forward-looking adjusted net income and adjusted diluted EPS, due to inherent difficulty in forecasting and quantifying these non-GAAP exclusions that are necessary for such reconciliation without unreasonable efforts. Material changes to any one of these items could have significant effect on future GAAP results.

ManTech Chief Financial Officer Judith L. Bjornaas said, "Our continued execution has led to strong profitability that is reflected in our revised guidance for the remainder of the year. Despite our changes to revenue guidance, we remain optimistic about ManTech’s opportunity to drive long-term growth. We are also pleased with our ability to deploy capital and remain focused on utilizing our balance sheet to further strengthen our portfolio strategically."

Conference Call

ManTech executive management will hold a conference call on November 2, 2021, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 4774879. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, failure to pass fiscal year budget or enact stopgap spending measures through Continuing Resolutions, failure to increase or suspend U.S. debt ceiling, socio-economic policies or federal budget constraints generally; disruptions to our business or damage to our reputation resulting from cyberattacks and other security threats; disruptions to our business resulting from the COVID-19 pandemic or other similar global health epidemics, pandemics and/or other disease outbreaks, including the requirement for vaccination of our workforce; inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to compete effectively for awards procured through the competitive bidding process, and the adverse impact of delays resulting from our competitors' protest of new contracts that are awarded to us; failure to obtain option awards, task orders or funding under contracts; the government renegotiating, modifying or terminating our contracts; failure to comply with, or adverse change in, complex U.S. government laws and procurement regulations; adverse results in U.S. government audits or other investigations of our government contracts; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; adverse changes in business conditions that may cause our investments in recorded goodwill to become impaired; and failure to mitigate risk associated with conducting business internationally. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 19, 2021, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$145,414	$41,193
Receivables—net	389,403	400,621
Prepaid expenses	30,752	26,243
Taxes receivable—current	17,838	21,968
Other current assets	8,339	6,354
Total Current Assets	591,746	496,379
Goodwill	1,238,090	1,237,894
Other intangible assets—net	182,234	202,231
Property and equipment—net	127,042	121,296
Operating lease right of use assets	79,266	94,825
Employee supplemental savings plan assets	40,996	37,848
Investments	11,555	11,549
Other assets	13,232	11,642
TOTAL ASSETS	$2,284,161	$2,213,664
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable	$164,387	$142,360
Accrued salaries and related expenses	121,767	123,953
Contract liabilities	34,442	37,218
Operating lease obligations—current	31,291	30,105
Accrued expenses and other current liabilities	8,924	15,177
Total Current Liabilities	360,811	348,813
Deferred income taxes	152,586	141,638
Operating lease obligations—long term	67,306	80,242
Accrued retirement	34,841	36,310
Long-term debt	—	15,000
Other long-term liabilities	12,215	12,249
TOTAL LIABILITIES	627,759	634,252
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,803,379 and 27,538,474 shares issued at September 30, 2021 and December 31, 2020; 27,559,266 and 27,294,361 shares outstanding at September 30, 2021 and December 31, 2020	278	275
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,176,695 and 13,176,695 shares issued and outstanding at September 30, 2021 and December 31, 2020	132	132
Additional paid-in capital	562,159	545,717
Treasury stock, 244,113 and 244,113 shares at cost at September 30, 2021 and December 31, 2020	(9,158)	(9,158)
Retained earnings	1,103,243	1,042,676
Accumulated other comprehensive loss	(252)	(230)
TOTAL STOCKHOLDERS' EQUITY	1,656,402	1,579,412
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,284,161	$2,213,664

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended September 30,		(unaudited) Nine months ended September 30,
	2021	2020	2021	2020
REVENUE	$637,821	$636,196	$1,919,623	$1,879,600
Cost of services	536,205	538,000	1,631,790	1,597,764
General and administrative expenses	48,343	58,855	143,477	164,011
OPERATING INCOME	53,273	39,341	144,356	117,825
Interest expense	(606)	(310)	(1,326)	(1,597)
Interest income	36	40	115	227
Other (expense), net	(92)	(29)	(225)	(51)
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	52,611	39,042	142,920	116,404
Provision for income taxes	(14,655)	(9,303)	(36,026)	(28,037)
Equity in losses of unconsolidated subsidiaries	—	—	(1)	(1)
NET INCOME	$37,956	$29,739	$106,893	$88,366
BASIC EARNINGS PER SHARE:
Class A common stock	$0.93	$0.74	$2.63	$2.19
Class B common stock	$0.93	$0.74	$2.63	$2.19
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.93	$0.73	$2.61	$2.18
Class B common stock	$0.93	$0.73	$2.61	$2.18

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Nine months ended September 30,
	2021	2020
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$106,893	$88,366
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	57,438	51,281
Noncash lease expense	27,002	20,738
Stock-based compensation expense	11,516	8,533
Deferred income taxes	10,948	11,127
Change in allowance for bad debts	(3,499)	5,244
Contract loss reserve	—	(372)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	14,638	10,877
Taxes receivable—current	4,130	(5,825)
Prepaid expenses	(3,843)	(7,838)
Other current assets	1,180	(1,333)
Employee supplemental savings plan asset	(3,375)	(2,042)
Other long-term assets	(3,775)	(1,939)
Accounts payable	24,850	23,490
Operating lease obligations	(26,465)	(22,102)
Accrued expenses and other current liabilities	(6,753)	(925)
Contract liabilities	(2,292)	12,438
Accrued salaries and related expenses	(2,123)	29,812
Accrued retirement	(1,469)	(2,328)
Other long-term liabilities	—	100
Other	49	(169)
Net cash flow from operating activities	205,050	217,133
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchases of property and equipment	(41,199)	(53,685)
Proceeds from corporate owned life insurance	227	4,137
Investment in capitalized software	—	(5,193)
Proceeds from sale of property and equipment	—	869
Net cash (used in) investing activities	(40,972)	(53,872)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under credit agreement	207,500	285,500
Repayments under credit agreement	(222,500)	(322,000)
Dividends paid	(46,332)	(38,689)
Proceeds from exercise of stock options	8,020	5,918
Debt issuance costs	(3,315)	—
Payment consideration to tax authority on employees' behalf	(3,092)	(1,014)
Principal paid on financing leases	(138)	(118)
Net cash (used in) financing activities	(59,857)	(70,403)
NET CHANGE IN CASH AND CASH EQUIVALENTS	104,221	92,858
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,193	8,854
CASH AND CASH EQUIVALENTS, END OF PERIOD	$145,414	$101,712

Non-GAAP Financial Measures (Unaudited)

To supplement the review of ManTech's consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP calculations of certain financial measures. ManTech uses and refers to EBITDA, EBITDA margin, adjusted net income and adjusted EPS, all of which are non-GAAP financial measures. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the comparable GAAP measures.

ManTech’s management believes that these non-GAAP financial measures provide additional useful information regarding the Company’s operational and financial results. These non-GAAP financial measures eliminate the effect of non-cash items such as depreciation of tangible assets and amortization of intangible assets primarily recognized in business combinations as well as the effect of discrete tax items which we do not believe are indicative of our core operating performance. These non-GAAP financial measures are considered important and frequently utilized by investors and financial analysts covering ManTech’s industry. The Company’s computation of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

The following tables present selected financial data, including the reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

EBITDA is calculated by excluding depreciation and amortization expense, interest expense, interest income, other expense, income taxes and equity in losses of unconsolidated subsidiaries from net income.

EBITDA margin is calculated by dividing EBITDA by revenue.

	Three months ended September 30,
(In Thousands)	2021	2020
NET INCOME	$37,956	$29,739
Equity in losses (earnings) of unconsolidated subsidiaries	—	—
Provision for income taxes	14,655	9,303
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	$52,611	$39,042
Other expense (income), net	92	29
Interest income	(36)	(40)
Interest expense	606	310
Depreciation and amortization	19,551	18,127
EBITDA	$72,824	$57,468
EBITDA Margin	11.4%	9.0%

Adjusted net income is calculated by excluding the following items and the related tax impacts from net income: (i) amortization of acquired intangible assets and (ii) discrete tax items.

Adjusted diluted EPS is calculated by dividing adjusted net income by the diluted weighted average number of shares outstanding.

	Three months ended September 30,
(In Thousands Except Per Share Amounts)	2021	2020
NET INCOME	$37,956	$29,739
Amortization of acquired intangibles	4,667	5,130
Adjustments for tax effect	(1,302)	(1,221)
ADJUSTED NET INCOME	$41,321	$33,648

ADJUSTED DILUTED EPS
Class A common stock	$1.01	$0.83
Class B common stock	$1.01	$0.83
Note: Figures may not add due to rounding.

Investor Relations	Media
Stephen Vather	Sheila Blackwell
VP, M&A and Investor Relations	VP, Enterprise Marketing & Communications
(703) 218-6093	(301) 717-7345
Stephen.Vather@ManTech.com	Sheila.Blackwell@ManTech.com